                                                                    EXHIBIT 10.2
================================================================================
                                                                  CMD 101 (2/99)
                                                          NO STOPS OR BASE YEARS

                                  OFFICE LEASE

                                      WITH

                          E.SPIRE COMMUNICATIONS, INC.

SUITES:   130/150, 200, and 300

BUILDING: Commercial Place II, Oakland Park, Florida

================================================================================

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1. BASIC PROVISIONS.............................................1
ARTICLE 2. TERM AND COMMENCEMENT........................................3
ARTICLE 3. ARTICLE 3: BASE RENT AND ADDITIONAL RENT.....................4
ARTICLE 4. CONDITION OF PREMISES........................................7
ARTICLE 5. QUIET ENJOYMENT..............................................8
ARTICLE 6. UTILITIES AND SERVICES.......................................8
ARTICLE 7. USE, COMPLIANCE WITH LAWS, AND RULES.........................10
ARTICLE 8. MAINTENANCE AND REPAIRS......................................12
ARTICLE 9. ALTERATIONS AND LIENS........................................12
ARTICLE 10. INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS................15
ARTICLE 11. CASUALTY DAMAGE.............................................16
ARTICLE 12. CONDEMNATION................................................18
ARTICLE 13. ASSIGNMENT AND SUBLETTING...................................18
ARTICLE 14. PERSONAL PROPERTY, RENT AND OTHER TAXES.....................22
ARTICLE 15. LANDLORD'S REMEDIES.........................................23
ARTICLE 16. SECURITY DEPOSIT............................................27
ARTICLE 17. ATTORNEYS' FEES, JURY TRIAL AND VENUE.......................27
ARTICLE 18. SUBORDINATION, ATTORNMENT AND LENDER PROTECTION.............28
ARTICLE 19. ESTOPPEL CERTIFICATES.......................................29
ARTICLE 20. RIGHTS RESERVED BY LANDLORD.................................29
ARTICLE 21. LANDLORD'S RIGHT TO CURE....................................31
ARTICLE 22. INDEMNIFICATION.............................................31
ARTICLE 23. RETURN OF POSSESSION........................................32
ARTICLE 24. HOLDING OVER................................................33
ARTICLE 25. NOTICES.....................................................33
ARTICLE 26. REAL ESTATE BROKERS.........................................34
ARTICLE 27. NO WAIVER...................................................34
ARTICLE 28. TELECOMMUNICATION LINES.....................................34
ARTICLE 29. HAZARDOUS MATERIALS.........................................36
ARTICLE 30. DEFINITIONS.................................................38
ARTICLE 31. OFFER.......................................................43
ARTICLE 32. MISCELLANEOUS...............................................44
ARTICLE 33. ENTIRE AGREEMENT............................................46

EXHIBITS......................................Listed in Article 1.0


                                  OFFICE LEASE

         THIS OFFICE LEASE ("Lease") is made and entered into as of the 13th day of July, 1999, by and between CMD PROPERTIES, INC. ("Landlord"), an Illinois corporation, and E.SPIRE COMMUNICATIONS, INC. ("Tenant"), a Delaware corporation.

                          ARTICLE 1. BASIC PROVISIONS

         This Article contains the basic lease provisions between Landlord and Tenant.

A.    BUILDING:          Commercial Place II, 3250 W. Commercial Place, Oakland
                         Park, Florida 33309 (the "Property", as further
                         described, in Article 30).

B.    PREMISES:          Suites 130/150, 200 and 300 located on the first,
                         second and third floors of the Building as outlined or
                         hatched on Exhibits A-1, A-2 and A-3 hereto.

C.    COMMENCEMENT DATE: The earlier of: (i) Tenant's occupancy of the Premises for business purposes, or (ii) October 1, 1999, ("Outside Date"), all subject to Article 2. However, if Landlord takes longer than five (5) business days to execute and send by national overnight mail courier to Tenant at least one (1) fully executed original of this Lease, after receiving three (3) originals executed by Tenant, then the Outside Date shall be deferred by one (1) day for each such day beyond five
                         (5) business days.

D.    EXPIRATION DATE:   September 30, 2009, subject to Articles 2 and 4.

E.    RENTABLE AREA:     The rentable area of the Premises shall be deemed to be
                         60,671 square feet, and the rentable area of the
                         Property shall be deemed to be 83,336 square feet, for
                         purposes of this Lease, subject to Article 30.

F.    TENANT'S SHARE:    Seventy-two and 80/1 CO percent (72.80%), subject to
                         Articles 3 and 30.

G.    BASE RENT:         Tenant shall pay monthly Base Rent pursuant to the
                         following schedule and as described in Article 3:


                         -------------------------------------------------------------
                                          PERIOD                   MONTHLY BASE RENT
                         -------------------------------------------------------------
                         Commencement Date - September 30, 2000       $63,198.96
                         -------------------------------------------------------------
                         October 1, 2000 - September 30, 2001         $65,094.93
                         -------------------------------------------------------------
                         October 1, 2001 - September 30,2002          $67,047.77
                         -------------------------------------------------------------
                         October 1, 2002 - September 30, 2003         $69,059.21
                         -------------------------------------------------------------
                         October 1, 2003 - September 30, 2004        $71 ,130.98
                         -------------------------------------------------------------


                         -------------------------------------------------------------
                                          PERIOD                   MONTHLY BASE RENT
                         -------------------------------------------------------------
                         October 1, 2004 - September 30, 2005         $73,264.91
                         -------------------------------------------------------------
                         October 1, 2005:- September 31, 2006         $75,462.86
                         -------------------------------------------------------------
                         October 1, 2006 - September 30, 2007         $77,726.75
                         -------------------------------------------------------------
                         October 1, 2007 - September 30, 2008         $80,058.55
                         -------------------------------------------------------------
                         October 1, 2008 - Expiration Date            $82,460.31
                         -------------------------------------------------------------



H.    ADDITIONAL RENT:   Tenant shall pay Tenant's Share of Taxes and Expenses
                         as further described in Article 3. Tenant's initial estimated such payment shall be $33,318.49 per month.

I.    PERMITTED USE:     (i) executive and administrative offices, (ii) a
                         telecommunications call center operation on one floor,
                         (iii) other permitted uses as specified in this Lease, including but not limited to Article 28, and (iv) a telecommunications equipment room ("Telecommunications
                         Equipment Room") in up to 15,000 square feet of rentable area at the back of the Premises on the first floor of the Building as further shown on Exhibit A-J hereto, and in which Tenant may install and operate
                         Tenant's Telecommunications Room Equipment, subject to
                         Article 7 and the other provisions of this Lease.
                         "Tenant's Telecommunications Room Equipment" shall mean the following equipment of Tenant located in the Telecommunications Equipment Room (and Tenant's
                         Generator and related equipment as described in Exhibit E hereto): (a) telecommunications switching equipment and/or transport nodes and telecommunications equipment of Tenant's customers,
                         (b) AC and DC power equipment, sealed batteries, (c) projection and computer equipment to facilitate network management and monitoring, (d) computer and data processing equipment, (e) dial-up modem equipment and (f) all other related equipment, cabling, wiring and accessories.


J.    LETTER OF CREDIT:  $500,000, as provided in Exhibits I and I-1.

K.    BROKER:            CB Richard Ellis, Inc., subject to Article 26.

L.    LANDLORD'S NOTICE ADDRESS (SUBJECT TO ARTICLE 25):

                         c/o CMD Realty Investors, Inc., Suite 135, 2500 Meridian Parkway, Durham, North Carolina 27713, Attn.:
                         Regional Manager; with copies c/o CMD Realty
                         Investors, Inc., 227 West Monroe Street, Suite 3900,

                         Chicago, Illinois 60606, Attn.: General Counsel and
                         Attn.: Asset Manager.

M.    TENANT'S NOTICE ADDRESS (SUBJECT TO ARTICLE 25):

                         e.spire Communications, Inc., 133 National Business Parkway, Suite 200, Annapolis Junction, Maryland 20701, Attn.: Director of Real Estate, with a copy to General Counsel

                         With a copy to: e.spire Communications, Inc., Commercial Place, 3250 W. Commercial Place, Oakland Park, Florida 33309

N.    RENT PAYMENTS:     Rent shall be paid to Landlord do The First National
                         Bank of Chicago, P.O. Box 93150, Chicago, Illinois
                         60673-3150, or such other address as to which Landlord shall provide advance notice.

O.    EXHIBITS:          This Lease includes, and incorporates by this
                         reference:


Exhibit A:        Premises                 Exhibit G:      Extension Options
Exhibit B:        Rules                    Exhibit H:      Expansion Provisions
Exhibit C:        Work Letter              Exhibit I:      Letter of Credit Requirements
Exhibit D:        Roof Antenna             Exhibit I-I:    Letter of Credit - Form
Exhibit E:        Emergency Generator      Exhibit J:      Landlord's Subordination of Lien
Exhibit F:        Tenant Exterior Sign


         The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 30 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

                        ARTICLE 2. TERM AND COMMENCEMENT

      A. TERM. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the other provisions of this Lease. The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date set forth in Article 1, unless sooner terminated as provided in this Lease, subject to adjustment as provided below and the other provisions of this Lease.

      B. EARLY POSSESSION AND CONSTRUCTION. Subject to the provisions set forth herein, Landlord shall permit Tenant and its contractors to enter the Premises in order to perform the Work in accordance with Exhibit C (such Work shall not be considered occupancy for business purposes under Article 1 .C) on the date ("Possession Date") that is: (i) the later of one (1) business day after mutual execution and delivery of this Lease, or (ii) such later date on which Tenant shall have furnished Landlord with required certificates of insurance under this Lease and a copy of a valid building permit for such Work. In connection with any such early access and entry to the Premises prior to the Commencement Date, Tenant shall comply with all terms and provisions of this Lease, including the insurance requirements, except those provisions requiring the payment of Rent.

      C. ADJUSTMENTS AND CONFIRMATION. If the Commencement Date occurs prior to the Outside Date, the Expiration Date shall not be changed as a result. Tenant shall execute a confirmation of the Commencement Date in such form as Landlord may reasonably provide; any failure to respond within thirty (30) days after requested shall be deemed an acceptance of the matters set forth in Landlord's confirmation. With respect to the immediately preceding sentence, Tenant's confirmation shall only be signed by an officer of Tenant at the level of Vice President or above, and such confirmation shall be forwarded by Landlord to Tenant by certified mail, return receipt requested. If Tenant disagrees with Landlord's adjustment of such date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to prompt refund or credit when the matter is mutually resolved.

                    ARTICLE 3. BASE RENT AND ADDITIONAL RENT

      A. BASE RENt. Commencing on the Commencement Date, Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent (and Tenant's estimated Share of Taxes and Expenses and Florida rent tax thereon) for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

      B. TAXES AND EXPENSES. Tenant shall pay Landlord Tenant's Share of Taxes and Expenses in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 30.

      C.   PAYMENTS.

      (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted in writing from time to time by Landlord. Landlord's initial estimate is set forth in Article 1.H.

      (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Expenses for such calendar year, with a listing of amounts for reasonable categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any further revised estimate of Tenant's obligations for Taxes and Expenses for the current calendar year.

      (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within thirty (30) days after Landlord delivers the Statement. If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Expenses, Landlord shall credit the difference against the payment of Rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference within thirty (30) days.

      (iv) If the Statement shows a further increase in Tenant's estimated payments for the current calendar year, Tenant shall: (a) thereafter pay the new estimated amount until Landlord further revises such estimated amount, and
(b) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within thirty (30) days after Landlord delivers the Statement.

      (v) In lieu of providing one Statement covering both Taxes and Expenses, Landlord may provide separate statements, at the same or different times. So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of Tenant's payments for Taxes and Expenses.

       D. TAX REFUNDS, PROTEST COSTS, FISCAL YEARS AND SPECIAL ASSESSMENTS. Landlord shall each year: (i) credit against Taxes any refunds received during such year, whether or not for a prior year, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year due to error by the taxing authority, supplemental assessment, or other reason, (iii) for Taxes payable in installments over more than one year, include only the minimum amounts payable each year and any interest thereon, and (iv) include, in either Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful. Notwithstanding anything to the contrary contained in this Lease, if any taxing authority, at any time, uses a fiscal year other than a current calendar year, Landlord may elect to require payments by Tenant upon written notice based on: (a) amounts paid or payable during each calendar year without regard to such fiscal years, or (b) amounts paid or payable for or during each fiscal tax year.

      E. GROSSING UP AND TENANT'S SHARE ADJUSTMENTS. In order to allocate variable Expenses (i.e., those items that vary based on occupancy levels, such as janitorial and utility costs) among those parties who are leasing space when the Property is not fully occupied during all or a portion of any calendar year, Landlord may reasonably determine the amount of such variable Expenses that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of Expenses for such year (rather than adjusting Tenant's Share by subtracting vacant space from the denominator). Similarly, if Landlord is not furnishing any particular utility or service to a tenant during any period (the cost of which, if performed by Landlord, would be included in Expenses), Landlord may for such period exclude the rentable area of such tenant from the rentable area of the Property in computing Tenant's Share of the component of Expenses for such utility or service. "Tenant's Share" shall be subject to such other adjustments as are provided in the definition thereof in Article 30 below.

      F. PRORATIONS; PAYMENTS AFTER TERM ENDS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Tenant's obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination.

      G. LANDLORD'S ACCOUNTING PRACTICES AND RECORDS TENANT'S REVIEW RIGHTS. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Although this Lease contemplates the general computation of Taxes and Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to apply a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to review such records by sending notice to Landlord no later than ninety (90) days following the furnishing of the Statement specifying such records as Tenant reasonably desires to review. Such review shall be subject to the continuing condition that Tenant not be in Default, and subject to reasonable scheduling by Landlord during normal business hours at the place or places where such records are normally kept. No later than forty-five (45) days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such Statement, Tenant's detailed reasons for each exception which support a conclusion that such exception properly identifies an error in such Statement, and a complete copy of the review report. Such Statement shall be considered final and binding on Tenant, except as to matters to which exception is taken after review of Landlord's records in the foregoing manner and within the foregoing times. The foregoing times for sending Tenant's notices hereunder are critical to Landlord's budgeting process, and are therefore of the essence of this Paragraph. If Tenant takes timely exception as provided herein, Landlord may seek certification from an independent certified public accountant or financial consultant (who shall be subject to Tenant's reasonable approval) as to the proper amount of Taxes and Expenses or the items as to which Tenant has taken exception. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that the portion of Taxes and Expenses under review were overstated by a net amount of five percent (5%) or more. Pending review of such records and resolution of any exceptions, Tenant shall pay Tenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment within thirty (30) days after any such exceptions are resolved.

      H. GENERAL PAYMENT MATTERS. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Tenant shall pay Rent in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on Rent as further described in Article 14. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses serve to decrease Base Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

                        ARTICLE 4. CONDITION OF PREMISES

         Tenant has inspected, or had an opportunity to inspect, the Premises (and portions of the Property, Systems and Equipment providing access to or serving the Premises), and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except for latent defects of which Tenant notifies Landlord within twelve (12) months following the Commencement Date (or such longer time as may be reasonably required for latent defects that Tenant does not, or could not reasonably be expected to, discover within such time), and except as expressly provided under this Lease. Notwithstanding the foregoing to the contrary, Landlord hereby represents that to Landlord's actual knowledge as of the date of this Lease (i) the Equipment and Systems (as defined in Article 30) are in good working order, and (ii) there are no current material violations of Laws, including but not limited to Laws governing Hazardous Materials or the Americans With Disabilities Act and related state statutes, affecting Tenant's use of the Premises or common areas of the Property. "Landlord's actual knowledge" herein means the actual knowledge, without investigation, of the Regional Manager for the management company for the Property. The parties agree that Tenant shall perform certain Work to the Premises, and Landlord shall provide an Allowance therefor, as further described in Exhibit C attached hereto.

                           ARTICLE 5. QUIET ENJOYMENT

         Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

                        ARTICLE 6. UTILITIES AND SERVICES

      A. STANDARD LANDLORD UTILITIES AND SERVICES. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses) consistent with comparable office buildings in the vicinity:

      (i) Water from city mains for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Property, or points of supply in the Premises installed by or with Landlord's written consent for such purposes.

      (ii) Passenger elevator service at all times (subject to changes in the number of elevators in service after Building Hours or at other times), and freight elevator service (subject to scheduling by Landlord), in common with Landlord and other parties.

      (iii) Cleaning and trash removal in and about the Premises comparable to that provided as a standard service by landlords for office space in comparable office buildings in the vicinity, except for the Telecommunications Equipment Room (as to which Tenant shall arrange for cleaning and trash removal through Landlord's janitorial contractor for the Property).

      (iv) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises as offices during Building Hours (as defined in Article 30), except that Landlord shall have no obligation to provide such services for the Telecommunications Equipment Room (as to which Tenant shall install and operate a separate HVAC unit, and shall properly repair, maintain and replace such HVAC unit, including a contract for regular inspection and servicing by a qualified contractor reasonably designated or approved by Landlord in writing).

      (v) Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (a) Tenant uses an amount of electricity that is generally consistent with average office use at comparable office buildings in the vicinity, as reasonably determined by Landlord, (b) the Systems and Equipment are suitable, and the safe and lawful capacity thereof is not exceeded, and (c) sufficient capacity remains at all times for other existing and future tenants, as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall make arrangements directly with the applicable utility or municipality reasonably designated by Landlord, to purchase and pay separately for all electricity consumed in or for the Telecommunications Equipment Room (including, but not limited to, electricity for

Tenant's equipment therein, overhead lighting, special HVAC and fire suppression equipment serving the Telecommunications Equipment Room), and shall install separate meters in connection therewith as part of Tenant's Work under Exhibit B hereto.

      B. ADDITIONAL UTILITIES AND SERVICES. Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services, are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall pay, for any extra utilities or services, such standard reasonable charges as Landlord shall from time to time establish, Landlord's out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to five percent (5%) of such costs (provided, Landlord's standard overtime HVAC charges shall not require an additional such percentage thereon, and any electricity costs charged to Tenant shall be at the rate that Landlord pays, without mark-up). All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Property, whether due to items of equipment or machinery generating heat, above-normal concentrations of personnel or equipment, or alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. In any such case, with at least fifteen (15) days advance notice to Tenant, Landlord may: (i) elect to balance the air and/or install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant's reasonable expense, as an extra utility or service, or (ii) require that Tenant arrange for the same as Work under Article 9. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional services, Landlord may reasonably elect from time to time, consistent with practices at comparable office buildings in the vicinity, to expand the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses.

      C. MONITORING. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's charges and fees as described in Paragraph B above for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing

Systems and Equipment) which Landlord may make, and Landlord's charges for such amount of excess services or utilities used by Tenant.

      D. INTERRUPTIONS AND CHANGES. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. However, in any such event after receiving notice, Landlord shall use commercially reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.

      E. ABATEMENT OF RENT. Notwithstanding Paragraph D above to the contrary, if: (a) any services or utilities required to be provided by Landlord hereunder are interrupted or discontinued as a result of Landlord's (or its agent's or employee's) negligence or any other cause (provided such interruption or discontinuance is not caused by Tenant and/or any Transferees (or their respective employees or agents), and Tenant is unable to and does not use, the Premises (or any portion thereof exceeding 5,000 square feet of rentable area) as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within: (i) four (4) consecutive business days after receiving such notice (if such interruption or discontinuance is a result of Landlord's (or its agent's or employee's) negligence), or (ii) thirty (30) consecutive days after receiving such notice (if such interruption or discontinuance is not the result of Landlord's (or its agent's or employee's) negligence, then Base Rent hereunder shall thereafter be abated (in proportion to the number of square feet of rentable area that Tenant is unable to and does not use as a result, as reasonably determined by Landlord) until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, invitees or agents, delay Landlord in restoring the utilities or services, Landlord shall have additional time to complete the restoration equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay. Tenant's continued use of the Telecommunications Equipment Room by using the Generator under Exhibit E hereto shall be deemed to be continued use of the Telecommunications Room for purposes of this provision.

                 ARTICLE 7. USE, COMPLIANCE WITH LAWS, AND RULES

      A. USE OF PREMISES. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions of this Article and this Lease. Unless expressly permitted in Article 1, Tenant shall not use or permit the Premises to be used as a: (i) medical, dental, psychology, psychiatry or science office or laboratory, (ii) telemarketing "boiler-room" sales marketing operation where the business objective is to obtain new customers (as opposed to customer service call center where the business objective is primarily to assist existing customers and secondarily to market additional services to such existing customers), (iii) "executive suite" or "legal suite" multi-party shared offices operation, (iv) travel agency or reservation center, (v) retail real estate brokerage, retail stock brokerage, or retail bank or financial institution, (vi) computerized vehicle sales, loan or "finder" service, (vii) social-welfare office or governmental, quasi-governmental, trade association or union office or activities, (ix) employment, placement, recruiting or clerical support agency, (x) radio or television studio or broadcasting or recording facility, or (xi) school, educational facility or training center (except for training that is ancillary to general office use and does not require parking in excess of code requirements for general office use).

      B. COMPLIANCE WITH LAWS. Tenant shall comply with all Laws relating to the Premises and Tenant's use of the Premises and Property, and shall promptly reimburse Landlord for any actual expenses Landlord incurs for work or other matters relating to areas outside of the Premises in order to comply with Laws as a result of Tenant's use of the Premises or Property; provided, Tenant shall not be required by this provision to perform structural improvements to the Premises that involve a significant capital expenditure and will result in a benefit to Landlord extending beyond the Term, as it may be extended, unless required by a Law pertaining to: (i) Tenant's particular use of the Premises (as opposed to a Law that applies to office tenants in general), (ii) Work performed by or for Tenant or any Transferee (i.e., excluding any improvements or work that Landlord is required to perform under this Lease), or (iii) other acts or omissions of Tenant or any Transferee.

      C. RULES. Tenant shall comply with the Rules set forth in Exhibit B attached hereto (the "Rules"). Landlord shall have the right, by notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the reasonable promotion of safety, care, efficiency, cleanliness or good order therein. Although Landlord shall not discriminate against Tenant in the enforcement of the Rules, nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of Laws or the Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance. If there should be a conflict between the other provisions of this Lease and the Rules, the other provisions of this Lease shall prevail.

      D. OTHER REQUIREMENTS. So long as Tenant receives written notification of the applicable requirements, Tenant shall not use or permit the Premises or Property to be used in a way that will: (i) violate the requirements of Landlord's insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Property, or increase, as a direct result of Tenant's operations, Landlord's premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Property at any time (provided none of the foregoing shall prohibit normal office use of the Premises in compliance with the other provisions of this Lease).

                       ARTICLE 8. MAINTENANCE AND REPAIRS

         Except for customary cleaning and trash removal provided by Landlord under Article 6, casualty damage to be repaired by Landlord under Article 11, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, lighting, plumbing and other fixtures, alterations, improvements, and special HVAC and other systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within thirty (30) days after billing, or (ii) by engaging such contractors as Landlord shall first designate or approve in writing (such approval not to be unreasonably withheld, conditioned or delayed) to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing (such approval not to be unreasonably withheld, conditioned or delayed) and otherwise in compliance with Article 9 respecting "Work". Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises caused, in whole or in part, as a direct result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the roof, structure, Systems and Equipment, and common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses to the extent permitted in the definition thereof in Article 30).

                        ARTICLE 9. ALTERATIONS AND LIENS

       A. ALTERATIONS AND APPROVAL. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed). Landlord shall not unreasonably withhold, delay or condition consent, except that Landlord reserves the right to withhold consent in Landlord's sole good faith discretion for Work affecting the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. Landlord may only require removal of Work installed by or for Tenant as provided under Article 23. Notwithstanding the foregoing to the contrary, Tenant may perform cosmetic Work in the Premises (i.e., consisting of paint, carpeting and/or wall-coverings), without Landlord's consent provided: (i) Tenant shall give reasonable advance notice to, and shall coordinate the scheduling of such work with, Landlord,
(ii) such Work shall not cost more than $25,000 in the aggregate in any twelve
(12) month period, and (iii) such Work shall be subject to all other provisions of this Lease, including, but not limited to, the other provisions of this Article and the Rules attached hereto as Exhibit B.

      B. APPROVAL CONDITIONS. Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord's approved list (if reputable and available on commercially reasonable terms) or submit for Landlord's prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use,
(ii) submit for Landlord's written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide additional insurance, bonds and/or other reasonable security and/or documentation protecting against damages, liability and liens,
(v) permit Landlord or its representatives to inspect the Work at reasonable times, and (vi) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work that requires Landlord's consent hereunder be performed under Landlord's reasonable and timely supervision. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

      C. PERFORMANCE OF WORK. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects (except that the foregoing shall not prevent Tenant from installing trade fixtures that may not be brand new or entirely free of defects, so long as they are generally in good condition and quality consistent with the condition and quality of the Property), (iii) only by parties, and strictly in accordance with plans, specifications, and other matters, approved or designated by Landlord in advance in writing (if Landlord's consent is required under Paragraph A), (iv) so as not to adversely affect the Systems and Equipment or the structure of the Property, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Property shall, at Landlord's option, be performed at times other than Building Hours (at Tenant's sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by

Landlord, and Tenant fails to cure such failure within 48 hours after written notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not limit Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

      D. LIENS. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. No work which Tenant is permitted or required to do shall be deemed to be for the immediate use and benefit of Landlord; all such work being for Tenant's immediate use and benefit in the conduct of Tenant's business, so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any work required or consent given by Landlord to Tenant to improve the Premises. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by recording a lien release bond as required by statute (if Tenant is disputing the lien) or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord.

      E. LIEN FREE CONTRACTS AND NOTICE OF COMMENCEMENT. Tenant shall, pursuant to this provision and Section 713.10, Florida Statutes (1989) notify any and all contractors, subcontractors, suppliers, materialmen or laborers (hereinafter collectively referred to as "contractors") that this Lease expressly provides that Landlord's interest shall not be subject to liens for improvements made by Tenant; if Tenant fails to so notify any such contractor of this prohibition, such failure shall render any contract between Tenant and any such contractor, voidable at the option of such contractor. On or before the construction commencement date, Tenant shall have executed and recorded in the office of the public records of the county in which the Property is located, a "Notice of Commencement" pursuant to Florida Statute Section 713.13
(1989) in form reasonably satisfactory to Landlord. A certified copy of said Notice of Commencement shall be posted visibly on Premises in accordance with the requirements for posting a building permit by the building and zoning department of the county in which the Property is located. In the event that the Notice of Commencement is recorded more than 30 days prior to the actual commencement of construction, Tenant shall timely record and post another Notice of Commencement in the same form as the original notice.

      F. LANDLORD'S FEES AND COSTS. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work (except where Landlord's consent is not required hereunder), in an amount equal to three percent (3%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord's out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within fifteen (15) days after billing.

            ARTICLE 10. INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

      A. REQUIRED INSURANCE. Tenant shall maintain during the Term: (i) commercial general liability ("CGL") insurance, with limits of not less than $1,000,000 for personal injury, bodily injury or death, and property damage or destruction (including loss of use thereof), combined single limit, for any one occurrence, and $2,000,000 in the aggregate per policy year, with endorsements:
(a) for contractual liability covering Tenant's indemnity obligations under this Lease, excluding any and all customary exclusions, and (b) adding Landlord, the management company for the Property, and other parties reasonably designated by Landlord, as additional insureds, and (ii) primary, noncontributory, extended coverage or "all-risk" property damage insurance (including installation floater insurance during any alterations or improvements that Tenant makes to the Premises) covering any alterations or improvements beyond any work or allowance provided by Landlord under this Lease, and Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property (subject to reasonable deductible amounts). Landlord agrees to maintain, as part of Expenses, during the Term, commercial general liability insurance, and property damage insurance on the Property, covering such risks and in such amounts as Landlord shall deem commercially reasonable, and such other insurance as Landlord shall deem commercially reasonable (subject to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable); provided, (i) such commercial general liability insurance shall be at least One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate, and (ii) such property damage insurance shall cover the Building, and leasehold improvements to the extent provided or paid for by Landlord, and shall be in the amount of full replacement cost, excluding basements, footings and foundations (subject, in each case, to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable).

      B. CERTIFICATES AND OTHER MATTERS. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to or upon the Commencement Date, or Tenant's entry to the Premises for delivery of materials or construction of improvements or any other purpose (whichever first occurs). Such certificates shall state that such insurance coverage may not be reduced, canceled or allowed to expire without at least thirty (30) days' prior written notice to Landlord, and shall include, as attachments, originals of the additional insured endorsements to

Tenant's CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant's insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers authorized to do business in the State in which the Property is located, and shall have a general policy holder's rating of at least A- and a financial rating of at least VIII in the then current edition of Best's Insurance Reports. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant.

      C. MUTUAL WAIVER OF CLAIMS AND SUBROGATION. The parties hereby mutually waive all claims against each other for all property losses (e.g., excluding auto liability insurance and workers compensation) covered or required to be covered hereunder by their respective insurance policies, and waive all rights of subrogation of their respective insurers; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH MUTUAL WAIVER OF CLAIMS SHALL APPLY REGARDLESS OF THE NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES, AGENTS OR EMPLOYEES. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

                           ARTICLE 11. CASUALTY DAMAGE

      A. RESTORATION. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition as prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures, systems or equipment, or any alterations or improvements in excess of any work or allowance provided by Landlord under this Lease. Tenant shall reasonably cooperate in approving any plans for repairs to the Premises hereunder, and in vacating the Premises to the extent reasonably required to avoid any interference or delay in Landlord's repair work. Promptly following completion of Landlord's work, Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, systems or equipment, and any alterations or improvements made by Tenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Lease.

      B.   ABATEMENT OF RENT. With respect to the matters covered under this
Article 11, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable, wholly or partly, for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any of its agents or employees caused the damage through intentional misconduct.

      C. TERMINATION OF LEASE BY LANDLORD. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by intentional misconduct of Tenant or any of its agents or employees or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (iii) any Lender shall require that the insurance proceeds or any material portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for reasonable deductible amounts, by Landlord's insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed thirty-five percent (35%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Property, except as provided in Paragraph D below.

      D. TERMINATION OF LEASE BY TENANT. Notwithstanding Paragraph C above to the contrary, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty, not caused by intentional misconduct of Tenant or its employees or agents, and:
(i) Landlord fails to commence the restoration work within sixty (60) days after the damage occurs, or (ii) such work is estimated (which estimate Landlord shall provide within sixty (60) days following the casualty), to take more than 210 days to substantially complete after being commenced, or (iii) Landlord fails to substantially complete such work within 210 days after commencing the same, or (iv) more than 25% of the Premises is affected by the damage, and fewer than 12 months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord at least sixty
(60) days (but not more than 120 days) advance notice specifying the basis for termination, and such notice must be given no later than fifteen (15) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant (i.e., as described in subclauses (i) through (iv)). Such termination rights shall not be available to Tenant if: (a) Landlord substantially completes the repairs to the Premises and access thereto within thirty (30) days after Tenant's notice, or (b) Landlord provides Tenant with new premises under
Article 20 or otherwise and access thereto within thirty (30) days after Tenant's notice. Notwithstanding anything to the contrary contained herein, if Tenant, or its officers, employees, contractors, invitees or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

                            ARTICLE 12. CONDEMNATION

      If an area of the Premises or Property shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking, so as to materially impair Tenant's ability to use any material portion of the Telecommunications Equipment Room, or more than twenty percent (20%) of the other areas of the Premises, Tenant may terminate this Lease by notice to Landlord within thirty (30) days after Tenant receives notice of the Condemnation, such termination to be effective on the date possession for such use is so taken. If a Condemnation includes or affects a material portion of the Building or Property outside of the Premises, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant's personal property, provided such award is separately payable to Tenant.

                      ARTICLE 13. ASSIGNMENT AND SUBLETTING

      A. TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty
(30) nor more than 180 days after Tenant's notice, provided that if Landlord consents earlier than thirty (30) days, the effective date may be advanced to the date of Landlord's consent), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, (d) financial statements (balance sheets and income/expense statements for the current and prior year) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and (e) any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space or as Landlord may reasonably request. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $500 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after Landlord's written request.

      B. APPROVAL. Landlord will not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable to satisfy code requirements, would result in more than a reasonable number of occupants, or would require materially increased services by Landlord, (iv) the Transferee is a government (or agency or instrumentality thereof), (v) the proposed Transferee or any affiliate thereof is an occupant of the Property (or of any complex in which the Property is located) or has negotiated (e.g., where a written proposal is made from one party to the other) to lease space in the Property (or in such complex) from Landlord during the prior three (3) months, (vi) the proposed Transferee does not have, in Landlord's good faith determination, or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer,
(vii) the Transfer involves a partial or collateral assignment, a mortgage or other encumbrance on this Lease, a sub-sublease or an assignment of a sublease,
(viii) the proposed Transfer involves conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Tenant from any obligations under this Lease, (ix) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would give a tenant of the Property a right to cancel its lease, or
(x) Tenant has
committed and failed to cure a Default. If Tenant disagrees with Landlord's decision to deny approval, Tenant's sole remedy shall be to seek immediate declaratory and injunctive relief, and to recover attorneys' fees and costs as a prevailing party under Article 17.

      C. TRANSFER PREMIUMS. If Landlord consents to a Transfer (excluding Transfers under Paragraphs G and H below), and as a condition thereto which the parties hereby agree is reasonable, Tenant shall retain fifty percent (50%) of any Transfer Premium, and shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. "Transfer Premium" shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). In any such computation, Tenant: (a) may subtract any reasonable direct out-of-pocket costs incurred in connection with such Transfer, such as advertising costs, brokerage commissions, attorneys' fees and leasehold improvements for the Subject Space, and (b) shall include in the "Transfer Premium" any so-called "key money" or other bonus amount paid by Transferee to Tenant, and any payments in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. Tenant shall pay the percentage of the Transfer Premium due Landlord hereunder within thirty (30) days after Tenant receives any Transfer Premium from the Transferee.

      D. RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, such notice shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23, and any failure to do so shall be subject to Article 24. Notwithstanding the foregoing to the contrary, Landlord's recapture rights hereunder shall not apply to Transfers under Paragraphs G or H below, or with respect to any sublease where Tenant is not, and will not as a result of such sublease, be subleasing more than 10,000 square feet of rentable area of the Premises, in the aggregate, unless fewer than twelve (12) months will then remain in the Term on the commencement date of such sublease.

      E. TERMS OF CONSENT. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, unless otherwise expressly agreed upon in writing by Landlord, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee,
(iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, unless otherwise expressly agreed upon in writing by Landlord, (iv) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) if there is a Transfer Premium, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at reasonable times (e.g., during normal business hours and limited to a reasonable number of times per year based on the number of Transfers during such year) to audit the books, records and papers of Tenant and any Transferee relating to any Transfer for purposes of determining the Transfer Premium, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to have been understated, Tenant shall pay the deficiency within fifteen
(15) days after demand (and if understated by more than five percent (5%), Tenant shall include with such payment Landlord's costs of such audit). Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, whether based on Default or mutual agreement, Landlord shall have the right to:
(a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease with respect to obligations arising thereafter, subject to the terms of Landlord's standard form of attornment documentation. If Tenant shall commit a Default under this Lease (and fail to cure beyond the applicable cure period), Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply toward Tenant's obligations under this Lease).

      F. CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets.

      G. TRANSFERS TO TENANT AFFILIATES. Notwithstanding anything to the contrary in this Article, the initial named Tenant herein may, without Landlord's consent, assign this Lease (or sublease the Premises, in whole or in part) to any party (herein referred to as a "Tenant Affiliate") which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold, so long as the resulting entity will be an on-going business with a net worth and financial condition at least as strong as that of the initial named Tenant herein (and in the event of such a sale of all or substantially all of Tenant's assets to any party, Tenant shall include an assignment and assumption of this Lease as part of the assets transferred thereunder); provided: (a) Landlord shall receive at least thirty
(30) days advance notice describing the structure of the transaction, the parties involved, and the financial information required herein, certified by an officer of Tenant and/or the Transferee, and a copy of the executed transfer document (in form reasonably acceptable to Landlord consistent with the foregoing provisions) promptly after execution, (b) Tenant shall remain liable for all of Tenant's obligations under this Lease, (c) the Transferee shall expressly assume all of Tenant's obligations under this Lease, and (d) this provision shall not be deemed consent to any further sublease, assignment or other Transfer. Landlord acknowledges that Tenant has advised Landlord that Cybergate, Inc., a Florida corporation, and ACS Network Technologies, a Maryland corporation, are Tenant Affiliates.

      H. TENANT'S CO-LOCATION EQUIPMENT ARRANGEMENTS. Notwithstanding anything to the contrary contained in this Article, the parties agree that Tenant shall have the right, without Landlord's further approval, the payment of Transfer Premiums, or the exercise of Landlord's option to recapture under Paragraph D above, to permit certain other parties to use certain portions of the Telecommunications Equipment Room in the Premises subject to the following conditions: (i) such arrangements shall involve the licensing of rack space for purposes of installing, replacing, repairing, inspecting and operating telecommunications equipment, and related use of Tenant's Telecommunications Room Equipment and the fiber-optic lines that Tenant installs in the easements as described in Article 28, (ii) such arrangements shall be made with Tenant's telecommunications customers or clients, (iii) such arrangements shall not involve any reconfiguring, partitioning or subdividing of the Premises, other than rack space (unless Tenant obtains Landlord's approval and complies with Article 9), (iv) within ten (10) days after reasonably requested from time to time, Tenant shall provide Landlord a written list of such parties (which Landlord shall keep confidential consistent with Article 32.K), and such other information as Landlord may reasonably request, and (v) such arrangements shall be subject and subordinate to all other provisions of this Lease.


               ARTICLE 14. PERSONAL PROPERTY, RENT AND OTHER TAXES

      Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, built-in and modular furniture, and systems and equipment located in or exclusively serving the Premises, notwithstanding that certain such items may become Landlord's property under Article 23 upon termination of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord Tenant's share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

                         ARTICLE 15. LANDLORD'S REMEDIES

      A. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) business days after notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning the Premises ("abandonment" under this Lease shall mean vacating or failing to occupy the Premises for more than thirty (30) days while Tenant is delinquent in paying Rent), or (v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (e) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on two
(2) occasions during any twelve (12) month period, and Landlord has provided notice to Tenant thereof within thirty (30) days following each such violation, then Landlord shall have the right to exercise all remedies for any further violations of the same term or condition during that twelve (12) month period without providing further notice or an opportunity to cure such violation. The notice and cure periods herein are intended to satisfy and run concurrently with any notice and cure periods provided by Law, and shall not be in addition thereto.

      B. REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease (provided however, Landlord shall not be afforded double recovery):

      (1) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account, among other things, the condition of the Premises, market conditions, the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph H below) that Landlord may incur in order to enter such replacement lease, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord's reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of six percent (6%) per annum to the then present value.

      (2) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues (as or after it accrues) during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph H, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph H below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant and may pursue such other remedies as may be available to Landlord under this Lease or Law.

      C. MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall be obligated to mitigate Landlord's damages if and to the extent required by applicable Law, subject to the following: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Property, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Property or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(1) above. In recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Property at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13.

      D. RELETTING. If this Lease or Tenant's right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall reasonably determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph H hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to Paragraph C and the other provisions hereof.

      E. SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable; provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of five percent (5%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

      F. LATE CHARGES, INTEREST, AND RETURNED CHECKS. Tenant shall pay, as additional Rent, a service charge of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater, if any portion of Rent is not received within five days after due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant. Notwithstanding the foregoing to the contrary, Landlord shall not impose late charges on the first late payment in any calendar year; provided, this limitation on late charges is granted as a special accommodation and a personal right, and shall no longer apply in the event of any assignment of this Lease.

      G. LANDLORD'S CURE OF TENANT VIOLATIONS. If Tenant fails to perform any obligation under this Lease within the time permitted for cure under this Lease after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to five percent (5%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

      H. OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, then any termination shall be deemed a termination of Tenant's right of possession only). Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting,
(ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, reasonable attorneys' fees, and any other reasonable costs and incentives incurred in order to enter into leases with replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant agrees that the notice and cure rights set forth herein contain the entire agreement of the parties respecting such matters, and hereby waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant's right to possession after this Lease or Tenant's right to possession is properly and lawfully terminated hereunder.

                          ARTICLE 16. SECURITY DEPOSIT

                             [INTENTIONALLY OMITTED)

               ARTICLE 17. ATTORNEYS' FEES, JURY TRIAL AND VENUE

      In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys' fees or costs, the breaching party shall reimburse such reasonable fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not clearly at fault, the other party shall pay all reasonable costs, expenses and attorneys' fees incurred by such parties in connection with such litigation. IN THE INTEREST OF

OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROPERTY. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard in the court having jurisdiction where the Property is located.

          ARTICLE 18. SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

         This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy so long as Tenant does not Default hereunder and fail to cure beyond the applicable cure period, on a form of agreement customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's reasonable control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within thirty (30) days after request therefor, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form.

                        ARTICLE 19. ESTOPPEL CERTIFICATES

      Tenant shall from time to time, within ten (10) days after Landlord delivers its estoppel statement form, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant, or specifying the same if any are claimed, and (v) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, and shall fail to do so within ten (10) additional days following a second written request, Tenant shall be in Default, and shall be deemed to have agreed with the matters set forth therein (which shall not be in limitation of Landlord's other remedies).

                     ARTICLE 20. RIGHTS RESERVED BY LANDLORD

      Except to the extent expressly limited herein, and except for Tenant's rights expressly granted in this Lease, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

      A. GENERAL MATTERS. To: (i) change the name or street address of the Property or designation of the Premises (provided Landlord gives Tenant at least thirty (30) days advance notice, and reimburses Tenant for reasonable costs for reasonable supplies of Tenant's stationary and business cards that can no longer be used as a result of such change upon reasonable evidence thereof), (ii) install and maintain signs on and about the Property, and grant any other Person the right to do so, subject to Tenant's rights under Exhibit F, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises (subject to the Paragraph B concerning Secure Areas), (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vi) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof:

      B. ACCESS TO PREMISES. Subject to the following provisions, to enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder (except for the Secure Areas as described below), (iii) show the Premises to current and prospective Lenders, insurers, purchasers, governmental authorities, and their representatives, and during the last nine (9) months of Tenant's occupancy, show the Premises to prospective tenants and leasing brokers, and (iv) decorate, remodel or alter the Premises if Tenant abandons the Premises at any time or vacates the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of Landlord under this Lease or applicable Laws. If Tenant requests that any such non-disruptive access occur before or after Building Hours, and Landlord schedules the work accordingly, Tenant shall pay all overtime and other additional costs in connection therewith. In connection with any such access to the Premises, except in emergencies or for cleaning or other routine services to be provided to Tenant under this Lease, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person, and (b) take reasonable steps to minimize any disruption to Tenant's business. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right to reasonably designate certain limited areas within the Premises, such as the Telecommunications Equipment Room, as secure areas ("Secure Areas") which may be locked by Tenant and to which Landlord shall not have the key or other method of access (such as key cards or security codes), except when a Tenant employee or representative is present. Tenant acknowledges that Landlord's lack of access to the Secure Areas may impair the ability of Landlord or other persons (including, without limitation, fire and police personnel) to respond to emergency situations in or affecting the Secure Areas. Tenant waives and releases all claims, demands, liabilities, losses and expenses (collectively, "claims") which may arise or occur as a result of any delay or difficulty in gaining, or inability to gain, access to the Secure Areas by Landlord or other persons (including, without limitation, fire and police personnel) in emergency situations, and Tenant shall defend, indemnify and hold Landlord and its agents and employees harmless from any claims, damages, losses and expenses, including damage to the doors to the Secure Areas arising therefrom. Landlord shall have no obligation to provide any cleaning services to the Secure Areas.

      C. CHANGES TO THE PROPERTY. Subject to the last sentence of this Paragraph, to: (i) paint and decorate the Property and Common Areas, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant's permitted use under this Lease), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) maintain reasonable access to the Premises, and (b) in connection with entering the Premises, comply with the last sentence of Paragraph B above (including reasonable advance notice and minimizing any disruption as further described in subclauses
(a) and (b) of Paragraph B above).

                      ARTICLE 21. LANDLORD'S RIGHT TO CURE

      If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off or abate Rent, or terminate this Lease, except as may be expressly provided in this Lease.

                           ARTICLE 22. INDEMNIFICATION

      Subject to the provisions of Articles 10 and 11, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys' and expert witness fees, and court costs, and any and all costs of remediating Hazardous Materials), arising from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business directly arising out of any Tenant Party's use of the Premises or Property, or out of any other act or omission of any Tenant Parties, and (iii) any other damage, loss or injury to persons, property or business occurring in, about or from the Premises, except to the extent that such other damage, loss or injury to persons, property or business as specified in subclauses (i), (ii) and (iii) hereinabove is caused by the negligence or intentional misconduct of Landlord (or its agents or employees). For purposes of this provision, "Tenant Parties" shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, and Transferees. Subject to Articles 10 and 11 and the other provisions of this Lease, and excluding matters covered by Tenant's foregoing indemnity obligations, Landlord shall defend, indemnify and hold harmless Tenant from and against claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys' and expert witness fees, and court costs, and any and all costs of remediating Hazardous Materials), arising in the Premises or common areas of the Property involving loss of life or damage or injury to persons or property to the extent caused by any intentional misconduct or negligent acts of, or a breach of this Lease by, Landlord or Landlord's agents, employees, or invitees.

                        ARTICLE 23. RETURN OF POSSESSION

      A. GENERAL PROVISIONS. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear and casualty damage not caused by Tenant excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property, and all of Tenant's Telecommunications Room Equipment, subject to the following provisions.

      B. LANDLORD'S PROPERTY. Excluding Tenant's Roof Items under Exhibit D, and excluding Tenant's Telecommunications Room Equipment (and that of Tenant's customers under Article 13.H), and excluding Tenant's Lines and Equipment as defined in Article 28, all other improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, Lines under Article 28, built-in shelves and cabinets, interior partitioning, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and any other items installed or provided by Landlord or at Landlord's expense (including any modular furniture provided or paid for by Landlord), shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as further provided in Paragraph C below.

      C. REMOVAL OF ITEMS BY TENANT. Notwithstanding the foregoing to the contrary, if prior to expiration or earlier termination of this Lease or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the items described in Paragraph B above as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of any such items that: (i) already existed in the Premises before this Lease and Tenant's occupancy of the Premises, or
(ii) involve customary office improvements that are installed by or for Tenant pursuant to the provisions of this Lease (including any Exhibit hereto), except to the extent that Landlord shall have expressly reserved such right in writing in connection with Landlord's approval Tenant shall fail to remove any items from the Premises as required hereunder, of the plans for such improvements.

      D. TENANT'S FAILURE TO REMOVE ITEMS. If Landlord may do so and Tenant shall pay Landlord's charges therefor upon demand. All such property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.


                            ARTICLE 24. HOLDING OVER

      Unless Landlord expressly agrees otherwise in writing (e.g., if the parties are actively negotiating an extension, and Landlord grants a temporary holdover right in writing in connection therewith), Tenant shall pay Landlord 150% for the first thirty (30) days, and thereafter 200%, of the amount of Rent then applicable prorated on a per diem basis for each day that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof; provided, Tenant shall not be liable for consequential damages unless Tenant holds over without Landlord's written agreement for more than thirty (30) days. Tenant shall pay such amount of Rent monthly in advance (subject to refund of any partial month occupancy prorated on a per diem basis), and such other amounts on demand. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all other provisions of this Lease until Tenant properly vacates the Premises, including Article 23), and Landlord shall have such other remedies to recover possession of the Premises as may be available to Landlord under applicable Laws.

                              ARTICLE 25. NOTICES

      Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective, for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in
Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if couriered as evidenced by a signed receipt. Notices not sent in accordance with the foregoing shall be effective when received by the parties at the addresses required herein.

                         ARTICLE 26. REAL ESTATE BROKERS

      Landlord and Tenant hereby mutually: (i) represent and warrant to each other that they have dealt only with the broker, if any, designated in Article I (whose commission, if any, shall be paid pursuant to separate written agreement by the party signing such agreement) as broker, agent or finder in connection with this Lease, and (ii) agree to defend, indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys' and expert witness fees, and court costs), arising or alleged to arise from any breach of their respective foregoing representation and warranty under this Article.

                              ARTICLE 27. NO WAIVER

      No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

                       ARTICLE 28. TELECOMMUNICATION LINES

      A. TELECOMMUNICATION LINES. Subject to Landlord's continuing right of supervision and reasonable approval, and the other provisions hereof, during the Term, Tenant: (i) may install telecommunication lines (including, but not Limited to fiber, coaxial cable, and copper wiring), and/or related equipment ("Tenant's Lines and Equipment") connecting the other portions of the Premises to Tenant's

Telecommunications Equipment Room, and/or connecting other tenants and/or occupants at the Property who wish to subscribe to Tenant's fiber-optic telecommunications services (to whom Tenant may provide such services on a non-exclusive basis), to Tenant's Telecommunications Equipment Room and/or (ii) in connection therewith, may use and/or make connections and disconnections to Landlord's telecommunication lines, conduit, risers, wire closets, terminal blocks and main distribution frame ("MDF") and/or related equipment ("Landlord's Lines and Equipment") already serving or available to serve the Premises and/or the premises of such other tenants and/or occupants who subscribe to Tenant's fiber-optic telecommunications services, and Landlord shall permit Tenant to have reasonable access to appropriate areas of the Building for such purposes. The term "Lines" and the term "Equipment," when used without further qualification, shall refer to Tenant's Lines and Equipment and/or Landlord's Lines or Equipment, as the context reasonably implies. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any Lines and Equipment. If there is, or will be, more than one tenant in the Property, at any time, Landlord may allocate, and periodically reallocate, connections to the Landlord's Lines and Equipment based on the proportion of rentable area each tenant leases, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord also agrees to reasonably cooperate in granting two (2) easements to Tenant for the purpose of installing underground fiber-optic cables from Commercial Boulevard to the Premises, provided that Tenant shall bear all costs and expenses in connection therewith, there shall be no material interference with the operation of the Property or any adjoining property, and such easements shall be of no force or effect unless and until formal easement documents containing mutually acceptable terms and conditions have been signed and delivered by both parties on forms prepared by Landlord, and have been properly notarized and recorded.

      B. INSTALLATION. Tenant may install and use the Lines and Equipment, and make connections and disconnections thereto, provided Tenant shall: (i) obtain Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) of all aspects thereof, (ii) use an experienced and qualified contractor reasonably approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then-standard form of agreement therefor), (iii) comply with such reasonable inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines or Equipment in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances,
(v) thoroughly test any Lines to which Tenant intends to connect any Lines to ensure that such Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected Lines, and (vi) not connect any Equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). All such installations shall be subject to Landlord's written permission, not to be unreasonably withheld, conditioned or delayed.

      C. LIMITATION OF LIABILITY. Except to the extent due to Landlord's intentional misconduct or negligence (but subject to Articles 10 and 11), Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of the Lines or Equipment will be free, from the following (collectively called "Line or Equipment Problems"): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines or Equipment to satisfy Tenant's requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines or Equipment, any misdesignation of the Lines or Equipment in the Property MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or Equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or Equipment or any other problems associated with any Lines or Equipment. Except as provided in Article 6.E, under no circumstances shall any Line or Equipment Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line or Equipment Problems.

      D. LICENSE RIGHTS. Any and all license rights granted to Tenant by this Article 28 shall run coterminously with the Term of this Lease, as it may be extended.

                         ARTICLE 29. HAZARDOUS MATERIALS

      A. HAZARDOUS MATERIALS GENERALLY PROHIBITED. Except as provided herein, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any "Hazardous Material" (as defined in Article 30), or permit Tenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease, as an incidental and minor part of such business, or as may be necessary for the Generator (and fuel tank and/or batteries) as described in Exhibit E hereto, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require,
(ii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iii) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (iv) any remaining such substances shall be completely,- properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

      B. CLEAN UP RESPONSIBILITY. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, in violation of the foregoing provisions, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Tenant Remedial Work") shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from a environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require).


      C. MISCELLANEOUS. Tenant shall immediately upon written request from time to time provide Landlord with copies of all material safety data sheets, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to this Article (collectively referred to herein as "Tenant's Hazardous Materials Records"). Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous

Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

      D. LANDLORD'S ENVIRONMENTAL REPRESENTATIONS AND REQUIREMENTS. To Landlord's actual knowledge, as of the date of this Lease, there are no Hazardous Materials on or affecting the Premises or common areas of the Property serving the Premises in violation of any environmental Laws and presenting a material health risk for occupants of the Premises. Landlord shall hereafter promptly notify Tenant if Landlord hereafter receives actual knowledge of any of the following matters: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on or affecting the Premises or common areas of the Property serving the Premises involving a material health risk for occupants of the Premises, (ii) any discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material affecting the Premises or common areas of the Property serving the Premises involving a violation of any environmental Laws and material health risk for occupants of the Premises, and (iii) any matters where Landlord is required by Law or by a governmental or regulatory agency to give a notice to Tenant respecting Hazardous Materials at the Property or which involve a violation of any environmental Laws and material health risk for occupants of the Premises. "Landlord's actual knowledge" herein means the actual knowledge, without investigation, of the Regional Manager for the management company for the Property. If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, then such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease.


                             ARTICLE 30. DEFINITIONS

      A. "Building" shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1.

      B. "Building Hours" shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday (if comparable buildings in the area have standard Saturday hours), except Holidays. "Holidays" means all federal and state holidays, including New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      C. "Default Rate" shall mean one and one half percent (1.5%) per month, or the highest rate permitted by applicable Law, whichever shall be less.

      D. "Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation (except as expressly set forth herein), any amounts paid for: (i) Utility Costs, (ii) complying with Laws (but subject to the exclusions set forth below), (iii) insurance, not limited to that required under this Lease, and which may include flood, earthquake, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (iv) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, (v) accounting, alarm monitoring, security, janitorial, trash removal, snow and ice removal, and other services, (vi) customary management fees (limited to 3.5% of gross revenues from the Property), (vii) compensation and benefits for any personnel engaged in the operation, repair, maintenance, security or other services for the Property at or below the level of property manager, and employer's FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such compensation and benefits, and data or payroll processing expenses relating thereto (if personnel handle other properties or functions, the foregoing expenses shall be allocated appropriately between the Property and such other properties or functions), (viii) payments under any easement, cross or reciprocal easement, operating agreement, declaration, covenant, or other agreement or instrument pertaining to the sharing of costs for common areas or other matters in a development or complex of which the Property is a part, (ix) sales, use, value-added or other taxes on supplies or services for the Property, (x) the costs of operating and maintaining a property management office at the Property or an adjoining property (such costs to be appropriately allocated between the Property and any such adjoining property served by such office), including the fair rental value thereof, (xi) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the general common benefit of the Property, including Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, storm and sanitary drainage systems, irrigation systems, elevators, escalators, trash compactors, and Systems and Equipment, landscaping, and all other aspects of the Property, including common area fixtures, equipment and other items therein or thereon, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses, nor as a limitation as to other Expenses that Landlord may incur with respect to the Property. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work for the Property, in which case the costs thereof shall be deemed Expenses. Expenses shall, however, exclude:

      (1) the following items: (a) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein,
(b) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below), (c) legal fees in connection with leasing, tenant disputes or enforcement of leases, (d) real estate brokers' commissions or marketing costs, (e) improvements or alterations to tenant spaces, (f) the cost of providing any service directly to, and paid directly by, any tenant, (g) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Expenses in the year in which received); and

      (2) capital expenditures, except those: (a) made to reduce Expenses or increases therein, or to comply with Laws or insurance requirements (excluding capital expenditures to cure violations of Laws or insurance requirements that existed prior to the date of this Lease), or (b) for replacements (as opposed to additions or new improvements) of roofs, parking areas and nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, any such permitted capital expenditure shall be amortized (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord.

      E. "Hazardous Material" shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., Resource Conservation and Recovery Act of 1976,42 U.S.C. Section 6901 et seq., Clean Water Act, 33 U.S.C. Section 1251, et seq., Safe Drinking Water Act, 14 U.S.C. Section 300f, et seq., Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. Section 2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

      F. "Landlord" shall mean only the landlord from time to time, except that for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, "Landlord" shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

      G. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the

Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Property is located.

      H. "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term "ground lease" although not capitalized is intended throughout this Lease to include any superior or master lease).

      I. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

      J. "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

      K.   "Premises" shall mean the area within the Building identified in
Article 1 and Exhibit A. Possession of ancillary areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

      L. "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking rights, garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection with the operation thereof. Landlord reserves the right to add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, and grant interests and rights in the Property to other parties.

      M.   "Rent" shall have the meaning specified therefor in Article 3.

      N. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and "Systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively). Notwithstanding the foregoing, "Tenant's Lines and Equipment" and "Landlord's Lines and Equipment" shall have the meanings specified therefor in Article 28, and "Tenant's Telecommunications Room Equipment" shall have the meaning specified therefor in Article 1.1.

      O. "Taxes" shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, taxes on fees paid by Landlord for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased or reduced Taxes whether Taxes are increased or reduced as a result of increases or decreases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases or decreases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

      P. "Tenant" shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, "tenant" shall mean any other tenant, subtenant or occupant of the Property.

      Q. "Tenant's Share" of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises changes due to the addition or subtraction of space under this Lease or by amendment, Landlord shall reasonably adjust Tenant's Share to be based on the rentable area of the Premises divided by the rentable area of the Property, subject to further adjustment hereunder and under Article 3. The Property is currently part of a development or complex of two buildings known as Commercial Place I and II, and related parking facilities and common areas, collectively owned by Landlord or its affiliates. Landlord may reasonably allocate Expenses and Taxes (or components thereof) between such buildings and the parcels on which they are located, in accordance with sound accounting and management practices. In the alternative, Landlord may reasonably determine Tenant's Share of Expenses and Taxes (or components thereof) for both such buildings, and any common areas and facilities operated or maintained in connection therewith and all parcels or tracts of land on which all or any portion of any of the other foregoing items are located, in accordance with sound accounting and management practices, provided: (i) Landlord shall reasonably reduce Tenant's Share to be based on the ratio of the rentable area of the Premises to the rentable area of both such buildings as to which such Expenses and Taxes (or components thereof) are included, and (ii) if Landlord elects such alternative before the year 2004, then Landlord shall also exclude from Expenses during such period any and all capital expenditures for the Commercial Place I building. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the so-called "usable area," without deduction for columns or projections, multiplied by one or more load or conversion factors to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property (excluding any parking facilities). Landlord may reasonably re-determine the rentable area of the Property from time to time to reflect remeasurements, re-configurations, additions or modifications to the Property, and may reasonably adjust Tenant's Share prospectively based thereon.

      R. "Utility Costs" shall include costs for electricity, power, gas, steam, oil or other fuel, water, sewer and other such services for the Property, including sales or other taxes thereon.

                                ARTICLE 31. OFFER

      The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of five (5) business days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                            ARTICLE 32. MISCELLANEOUS

      A. CAPTIONS AND INTERPRETATION. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

      B. SURVIVAL OF PROVISIONS. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

      C. SEVERABILITY. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally, or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof or enforceability with respect to any other party.

      D.   PERPETUITIES. If the Commencement Date is delayed in accordance with
Article 2 for more than nine (9) months, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

      E. SHORT FORM LEASE. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

      F. LIGHT, AIR AND OTHER INTERESTS. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

      G. AUTHORITY. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

      H. PARTNERSHIP TENANT. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

      I. SUCCESSORS AND ASSIGNS; TRANSFER OF PROPERTY AND SECURITY DEPOSIT. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any Security Deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

      J. LIMITATION OF LIABILITY. Tenant agrees to look solely to Landlord's interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. Notwithstanding the foregoing, the parties agree that: (i) this provision shall not apply to claims to the extent covered by Landlord's liability insurance, and (ii) the term "Landlord's interest in the Property" shall include all rents and sales proceeds payable to Landlord from the leasing and sale of the Property, which Tenant shall have the right to attach in connection with enforcing a judgment against Landlord through proper judicial process as the same accrue and become payable to Landlord (but not after distribution to Landlord's investors), subject at all times to the rights of any Lenders for the Property. In no event shall Landlord or Tenant be liable to the other party for any consequential damages, unless expressly provided under this Lease.

      K. CONFIDENTIALITY. Landlord and Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required in connection with Landlord's and Tenant's respective business operations on a "need to know" basis to their respective existing or prospective partners, lenders, successors-in-interest, or other parties (such as their respective employees, attorneys, insurers, and auditors), or as may be required by Law (including SEC filings) or court proceedings.

      L. AGENCY DISCLOSURE AND COMPENSATION. Pursuant to Rule 2-13.003(2), Florida Administrative Code, Landlord on behalf of CMD Realty Investors, Inc. ("CMD") is by this document giving notice to Tenant that CMD is the agent and representative of the Landlord. Tenant acknowledges that this written notice was received before Tenant signed a contractual offer or lease agreement, in compliance with Section 475.25(1)(q), Florida Statutes, and Rule 21V-10.033, Florida Administrative Code. The Tenant acknowledges that CMD may be paid by Landlord.

      M. RADON GAS. Pursuant to Section 404.056(6), Florida Statutes, Landlord hereby advises Tenant that radon is a naturally occurring radioactive gas which, when accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county health department.

      N. YEAR 2000 READINESS DISCLOSURE. Landlord represents that: (i) Landlord has implemented a program designed to avoid "Year 2000" computer problems which would adversely affect Tenant's rights under this Lease, and
(ii) such program involves contacting vendors of systems and equipment located at the Property based on guidance provided by the national Building Owners and Managers Association (BOMA), including the publication entitled "Meeting the Year 2000 Challenge: A Guide for Property Professionals." Landlord agrees: (a) to use commercially reasonable efforts to continue such program to completion, and to use commercially reasonable efforts to avoid any "Year 2000" computer problems with Property systems and equipment which would adversely affect Tenant's rights under this Lease, and (b) not to include in Expenses the costs that Landlord incurs in connection with the foregoing or otherwise arising from Y2K problems. This Paragraph 32.N is not intended to, and shall not, limit any obligations of Landlord hereunder, and shall not limit any remedies Tenant may otherwise have hereunder.

      O. LANDLORD SUBORDINATION OF LIEN. Landlord agrees to execute and deliver a subordination of Landlord's lien rights respecting Tenant's Telecommunications Room Equipment in favor of Tenant's lenders on the form attached as Exhibit J hereto (subject to the terms thereof) within thirty (30) days after receiving Tenant's request and three (3) originals of such form as set forth in Exhibit J executed by Tenant and such lender.

                          ARTICLE 33. ENTIRE AGREEMENT

      This Lease, together with the Exhibits and other documents listed in
Article 1 (WHICH ARE HEREBY COLLECTIVELY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except for any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant's business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. This Lease, including the Exhibits referred to above, may not be modified, except in writing signed by both parties.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

WITNESSES:
(Two for each signatory)

                          LANDLORD:     CMD PROPERTIES, INC. [SEAL]
                          --------      an Illinois corporation

                                        By:
---------------------------               ---------------------------------
                                          Name Allen Aldridge
                                          Its Vice President

                          TENANT        E.SPIRE COMMUNICATIONS, INC. [SEAL]
                          ------        a Delaware corporation

                                        By:
---------------------------                ---------------------------------
                                           Name     Riley M. Murphy
                                           Its ExecutiveVice President / Secretary